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                                                            EXHIBIT 99.(A)(1)(G)

Text of Power Point Presentation:

SLIDE 1:

Ian Halifax, EVP Finance and Administration, CFO and Secretary
August 27, 2003

2003 Macrovision Corporation Option Exchange Program

SLIDE 2:

Agenda

     >    Overview
     >    Option Exchange Program Details
     >    Impact to Employees Electing to NOT Participate
     >    Timeline
     >    What do I need to do?

SLIDE 3

Overview

     > Our Board of Directors believes it is appropriate to offer Macrovision employees the opportunity to exchange some of their "underwater" stock options for new options to be granted at least six months and one day after cancellation of the exchanged options.
     >    Participation in the program is completely voluntary.
     > Employees with options with exercise prices of greater than $28.00 will be eligible to participate.

SLIDE 4

Overview (cont'd)

     > You must remain an employee through the grant date of the new options to receive new options. If you are not an employee on the grant date, you will not have a right to the options you surrendered for exchange.
     > Members of the Board of Directors, as well as certain executive officers, including Bill Krepick and Ian Halifax, are not eligible to participate.
     > We must receive your election to participate by September 19, 2003. The new grant date will be no earlier than March 22, 2004.

SLIDE 5

Option Exchange Program Details

     > Macrovision employees who elect to participate will be granted new options in accordance with the following exchange ratio:

                 ------------------------ --------------------
                   EXERCISE PRICE RANGE     CANCELLED TO NEW
                 ------------------------ --------------------
                     $28.01 to $34.99           1.5 to 1
                 ------------------------ --------------------
                     $35.00 to $49.99           2.0 to 1
                 ------------------------ --------------------
                     $50.00 to $69.99           3.0 to 1
                 ------------------------ --------------------
                     $70.00 to $89.99           4.0 to 1
                 ------------------------ --------------------
                     $90.00 and above          10.0 to 1
                 ------------------------ --------------------

SLIDE 6

Options Exchange Program Details (cont'd)

     > You are free to exchange as few or as many of your options grants as you wish (assuming they have an exercise price greater than $28.00) . However, if you exchange a grant, you must exchange all shares issuable under such grant.

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     >    The exercise price of the new option will be the closing price on the
          Nasdaq National Market on the new grant date.
     > New options will be subject to a three-year vesting schedule, with one-sixth (1/6th) of the new options available for exercise on or after the first anniversary of the grant date, and an additional five one hundred forty-fourths (5/144th) of the new options available for exercise each month thereafter through the third anniversary of the grant date.

SLIDE 7

Impact to Employees Electing to NOT Participate

     >    The Option Exchange Program is completely voluntary.
     > Existing option grants not exchanged are not affected and will retain all of their original terms.
     > Eligibility for future option grants will not be impacted by an employees decision to participate or not participate in the Option Exchange Program.

SLIDE 8

Timeline

     >    August 20, 2003
          o    Option Exchange Program commences.
     >    September 19, 2003
          o Last day to elect to participate in Option Exchange Program or change or withdraw your election.
     >    March 22, 2004
          o    The earliest possible date new options will be granted.

SLIDE 9

What do I need to do?

     > Carefully read all materials related to the Option Exchange Program, which can be found on the Stock Administration section of Macrovision's intranet.
     > Consider personal financial and tax ramifications and consult your personal financial, tax and legal advisors prior to making your election.
     > Additional questions can be directed to our Stock Plan Analyst, David Wight, via email at DWIGHT@MACROVISION.COM or at (408) 562-8457.

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